Exhibit 99.1

United Online Reports Third Quarter Results

  Total Revenues of $216.2 Million, Operating Income of $32.7 Million and Adjusted OIBDA of $57.5 Million
  Diluted Net Income Per Common Share of $0.18 and Adjusted Diluted Net Income Per Common Share of $0.33
  Reduction in Net Debt Position of $12.5 Million During Q3 2009 and $100.8 Million in Past Four Quarters

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--November 4, 2009--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its third quarter ended September 30, 2009. The results include three months of operations from FTD Group, Inc. (“FTD”), whereas in the prior-year comparable quarter FTD’s operations were included in the company’s financial results from August 26, 2008, the date of acquisition.

“United Online delivered strong results in the third quarter, highlighted by more than 700,000 gross pay account additions in our Classmates Media segment and a near tripling of our quarterly net growth in Classmates Media segment pay accounts to 164,000 compared to net growth of 58,000 pay accounts in the 2009 second quarter,” commented Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “Our improved growth in net pay accounts reflects increased use of promotional pricing campaigns, which were successful in stimulating consumer interest in paid subscriptions in the current economic environment, as well as a decrease in pay account churn. The Classmates Media segment also continued to deliver impressive bottom-line performance, including a 31 percent year-over-year increase in segment adjusted OIBDA to $20.4 million.”

“On another positive note, we have continued to make progress on key business initiatives at FTD,” Goldston added. “The marketing and operating enhancements we have implemented at FTD and Interflora following United Online’s acquisition of FTD last year are helping to strengthen our competitive position within the floral industry – underscored by our recent announcement that FTD has become USAA’s exclusive floral offering for its customers.”

Summary Results for Third Quarter Ended September 30, 2009:

The following table summarizes key financial results for the third quarter ended September 30, 2009. The results include three months of operations from FTD, whereas FTD’s operations were included in the quarter ended September 30, 2008 only from August 26, 2008, the date of acquisition.

	(in millions, except per share and percentage figures)
Financial Highlights	Q3 2009	Q3 2008	% Change
FTD revenues	$107.5	$48.3	123%
Classmates Media revenues	58.7	58.7	—
Communications revenues	50.7	62.1	(18%)
Intersegment eliminations	(0.7)	—	N/A
Consolidated revenues	$216.2	$169.2	28%

GAAP operating income	$32.7	$28.8	13%

Adjusted OIBDA(1)	$57.5	$49.2	17%

GAAP net income applicable to common stockholders	$14.9	$15.2	(2%)
GAAP diluted net income per common share	$0.18	$0.20	(10%)

Adjusted net income applicable to common stockholders(2)	$28.3	$25.4	11%
Adjusted diluted net income per common share(2)	$0.33	$0.34	(3%)
  Consolidated revenues were $216.2 million, an increase of 28% versus the year-ago quarter. The increase was attributable to the company’s acquisition of FTD on August 26, 2008.
  Adjusted OIBDA(1) was $57.5 million, an increase of 17% versus the year-ago quarter. The increase was primarily attributable to the FTD acquisition.
  GAAP diluted net income per common share was $0.18 and adjusted diluted net income per common share(2) was $0.33. In the year-ago quarter, the company reported GAAP diluted net income per common share of $0.20 and adjusted diluted net income per common share of $0.34.

Scott H. Ray, Executive Vice President and Chief Financial Officer, commented, “I am pleased that our cash position increased and our debt balance continued to decrease during the third quarter. In fact, we have reduced our net debt position by more than $100 million since the FTD acquisition closed in August 2008. Subsequent to the quarter’s end, in early October we further de-levered the balance sheet by making a voluntary prepayment of $10 million on our FTD debt, demonstrating our continued confidence in FTD’s ability to generate cash flows.”

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operations and free cash flow(4) were $28.2 million and $23.5 million, a decrease of 20% and 25%, respectively, versus the year-ago quarter. The decrease in cash flows was primarily attributable to changes in working capital.
  Cash and cash equivalents at September 30, 2009 increased by $4.0 million to $121.4 million from $117.4 million at June 30, 2009.
  Total debt, net of discounts, at September 30, 2009 was $374.0 million, a decrease of $8.5 million versus $382.5 million at June 30, 2009. Subsequent to quarter end, during October 2009 the company further reduced its debt balance by making a voluntary prepayment of $10 million on its FTD credit facilities.
  Net debt at September 30, 2009 was $252.6 million, a decrease of $12.5 million versus $265.1 million at June 30, 2009.
  The company paid $9.2 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on November 30, 2009 to stockholders of record on November 13, 2009.

Segment Results for Third Quarter Ended September 30, 2009:

FTD:

	(in millions, except percentages and exchange rates)
		Combined		% Change @
Financial Highlights	Q3 2009	Q3 2008	% Change	Constant Currency
Products revenues(a)	$77.9	$87.7	(11%)
Services revenues(a)	28.5	32.2	(12%)
Advertising revenues(a)	1.1	1.4	(22%)
Segment revenues(a)	$107.5	$121.4	(11%)	(7%)
as a % of consolidated revenues	50%	-	N/A

Segment income from operations(b)	$15.3	$-	N/A
Segment adjusted OIBDA(1)(b)	$17.3	$-	N/A
as a % of segment revenues(1)	16.1%	-	N/A

	(in thousands, except percentages, exchange rates and AOV)
		Combined		% Change @
Metrics Highlights	Q3 2009	Q3 2008	% Change	Constant Currency
Consumer orders(5)(a)	1,075	1,154	(7%)
Average order value(5)(a)	$61.29	$64.37	(5%)	1%
British Pound / U.S. Dollar exchange rate (average)	1.64	1.90	N/A
  Segment revenues, including a $4.8 million year-over-year negative impact from foreign currency exchange rates, were $107.5 million, a decrease of 11% versus the year-ago quarter.
  Segment revenues decreased 7% versus the year-ago quarter, excluding the negative impact from foreign currency exchange rates resulting from a strengthened U.S. Dollar versus the British Pound.
  Segment adjusted OIBDA(1) was $17.3 million, representing 16.1% of segment revenues.
  Consumer orders(5) were 1.1 million, a decrease of 7% versus the year-ago quarter.
  Average order value(5) (“AOV”), including a $3.74 year-over-year negative impact from foreign currency exchange rates resulting from a strengthened U.S. Dollar versus the British Pound, was $61.29, a 5% decrease versus an AOV of $64.37 in the year-ago quarter. AOV increased 1% versus the year-ago quarter, excluding the negative impact from foreign currency exchange rates.

a) Quarterly revenues, consumer orders and average order value for Q3 2008 reflect combined quarterly results (the “Combined Results”) as supplemental disclosures for comparison purposes. The Combined Results were calculated by combining FTD’s historical results and metrics prior to the acquisition (July 1, 2008 through August 25, 2008) with FTD’s results post-acquisition (August 26, 2008 through September 30, 2008).

b) The company has not provided FTD segment income from operations or FTD segment adjusted OIBDA for Q3 2008 on a Combined Results basis as described in footnote a) above. FTD segment results on these measures for the partial quarter period in Q3 2008 from August 26, 2008, the date of acquisition, are available in the financial tables accompanying this press release.

Classmates Media:

	(in millions, except percentages)
Financial Highlights	Q3 2009	Q3 2008	% Change
Services revenues	$38.3	$36.4	5%
Advertising revenues	20.4	22.4	(9%)
Segment revenues	$58.7	$58.7	—
as a % of consolidated revenues	27%	35%

Segment income from operations	$17.0	$12.2	40%
Segment adjusted OIBDA(1)	$20.4	$15.6	31%
as a % of segment revenues(1)	34.8%	26.5%

	(in thousands, except percentages)
Metrics Highlights	Q3 2009	Q3 2008	% Change
Segment pay accounts(3)	4,785	4,087	17%
Net growth in segment pay accounts(3)	164	278
Segment active accounts(3)	16,900	15,500	9%
  Segment revenues were $58.7 million, flat versus the year-ago quarter, as growth in segment services revenues was offset by a decline in segment advertising revenues.
  Segment adjusted OIBDA increased to $20.4 million, up 31% versus $15.6 million in the year-ago quarter. The increase in segment operating profitability reflects a 340 basis point expansion in segment gross margin to 84.0% from 80.6% in the year-ago quarter, as well as cost-efficient marketing initiatives that helped to reduce sales and marketing spending in the third quarter versus the year-ago quarter.
  Segment adjusted OIBDA as a percentage of segment revenues increased to 34.8% from 26.5% in the year-ago quarter.
  Segment pay accounts(3) increased by a net 164,000, up from net growth of 58,000 segment pay accounts in the 2009 second quarter. The significant improvement on a sequential quarter basis primarily reflects the company’s increased promotion of discounted pricing plans during the third quarter. In the year-ago quarter, net growth in segment pay accounts was 278,000.
  Segment pay accounts at September 30, 2009 were 4.8 million, an increase of 17% versus 4.1 million at September 30, 2008.
  Segment active accounts(3) were 16.9 million in the third quarter, an increase of 9% versus 15.5 million in the year-ago quarter.

Communications:

	(in millions, except percentages)
Financial Highlights	Q3 2009	Q3 2008	% Change
Services revenues	$42.1	$53.2	(21%)
Advertising revenues	8.6	8.9	(3%)
Segment revenues	$50.7	$62.1	(18%)
as a % of consolidated revenues	23%	37%

Segment income from operations	$15.6	$18.8	(17%)
Segment adjusted OIBDA(1)	$19.7	$25.4	(22%)
as a % of segment revenues(1)	39.0%	40.9%

	(in thousands, except percentages)
Metrics Highlights	Q3 2009	Q3 2008	% Change
Segment pay accounts(3)	1,440	1,821	(21%)
  Segment revenues were $50.7 million, a decrease of 18% versus the year-ago quarter, primarily due to a continuing decline in segment pay accounts.
  Segment adjusted OIBDA was $19.7 million, a decrease of 22% versus the year-ago quarter.
  Segment adjusted OIBDA was 39.0% of segment revenues, versus 40.9% of segment revenues in the year-ago quarter.
  Segment pay accounts decreased by a net 92,000, versus a net decline of 121,000 pay accounts in the second quarter of 2009 and a net decline of 95,000 pay accounts in the year-ago quarter.
  Segment pay accounts at September 30, 2009 were 1.4 million, a decrease of 21% versus 1.8 million at September 30, 2008.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption "Cautionary Information Regarding Forward-Looking Statements." These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Fourth-Quarter 2009 Guidance:

Fourth-Quarter 2009 (in millions)	Guidance
Revenues	$235.0 ─ $243.0
Adjusted OIBDA(1)	$56.0 ─ $61.0

Full-Year 2009 Guidance:

Full-Year 2009 (in millions)	Guidance
Revenues	$975.6 ─ $983.6
Adjusted OIBDA(1)	$243.5 ─ $248.5

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Fourth-Quarter and Full-Year 2009	Q4 2009	Full-Year 2009
(in millions)	Guidance	Guidance
GAAP Operating Income	$29.1 ─ $34.1	$142.3 ─ $147.3
Depreciation	6.0	24.8
Amortization of intangible assets	8.6	34.9
Stock-based compensation	10.2	39.4
Restructuring charges	2.1	2.1
Adjusted OIBDA(1)	$56.0 ─ $61.0	$243.5 ─ $248.5

Investor Conference Call Today at 5:30 p.m. ET (2:30 p.m. PT):

United Online will host a conference call today at 5:30 p.m. ET (2:30 p.m. PT) to discuss its quarterly results. To participate, please dial 877-718-5098 (or 719-325-4797 outside of the U.S.), and provide the confirmation code, 5211343. A live webcast of the call, along with a presentation containing financial highlights for the quarter ended September 30, 2009, can also be accessed through the “investors” section of the company’s Web site located at www.unitedonline.com. The presentation and a replay of the broadcast will be available on the Web site for seven days, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S.) and the confirmation code, 5211343. The telephone replay will be available through 5 p.m. ET on November 11, 2009.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring and related charges), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and Securities and Exchange Commission (“SEC”) filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and related charges), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and related charges and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; the cumulative effect of a change in accounting principle as a result of the adoption of Accounting Standards Codification 718, Compensation – Stock Compensation; and the re-measurement of certain deferred tax assets. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization, the cumulative effect of a change in accounting principle, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and related charges). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, the most comparable GAAP measure, is provided in the accompanying tables.

(3) A pay account is defined as a member who has subscribed to, and paid for, our Classmates Media or Communications services, and whose subscription has not expired. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Classmates Media segment active accounts are defined as the sum of all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company’s services at least once during the preceding 31 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring and related charges. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and related charges. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(5) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com Web site and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk Web site and a toll-free telephone number. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the British Pound amounts received for orders delivered in the United Kingdom and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less certain discounts and certain refunds.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company’s floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 45,000 retail floral shops worldwide. The company’s Classmates Media services include online social networking (www.classmates.com) and online loyalty marketing (www.mypoints.com) in North America. Classmates Media also operates online social networking Web sites in a number of European countries. The company’s Communications services include value-priced Internet access and email provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., Canada, the United Kingdom, Germany, and India. More information about United Online is available on the company’s Web site located at: (www.unitedonline.com).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; and stock-based compensation. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the severity and duration of current economic conditions; the effect of competition; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the company’s inability to retain or grow its free and pay accounts; the company’s inability to acquire and retain florist members; the company’s inability to increase or maintain its advertising revenues; failure to achieve expanded marketing opportunities and efficiencies and other benefits associated with the acquisition of FTD Group, Inc. and its subsidiaries (“FTD”), or to implement any or all planned marketing initiatives; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur additional restructuring and related charges; risks associated with the commercialization of new services; the company’s inability to enforce or defend its ownership and use of intellectual property; problems associated with the company’s operations, systems or technologies; the company’s inability to retain key customers, vendors and personnel; risks associated with litigation and governmental regulation; changes in marketing conditions and laws; changes in the floral industry; the inability to successfully integrate the financial, accounting and administrative functions of United Online, Inc. and FTD; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues
Services	$138,337	$133,999	$434,919	$378,083
Products	77,869	35,158	305,723	35,158
Total revenues	216,206	169,157	740,642	413,241
Operating expenses:
Cost of revenues - services(a)	26,274	28,539	83,879	83,208
Cost of revenues - products(a)	58,288	26,305	223,466	26,305
Sales and marketing(a)	46,146	42,376	155,584	114,966
Technology and development(a)	15,700	14,983	49,637	40,406
General and administrative(a)	28,111	23,096	88,632	66,754
Amortization of intangible assets	9,013	4,966	26,252	9,824
Restructuring charges	-	93	-	656
Total operating expenses	183,532	140,358	627,450	342,119

Operating income	32,674	28,799	113,192	71,122

Interest income	498	1,053	1,184	4,037
Interest expense	(7,542)	(3,751)	(24,547)	(3,751)
Other income, net	567	492	698	718

Income before income taxes	26,197	26,593	90,527	72,126
Provision for income taxes	10,042	10,427	38,052	29,220
Net income (b)	$16,155	$16,166	$52,475	$42,906
Income allocated to participating securities (b)	(1,222)	(982)	(3,491)	(2,710)
Net income applicable to common stockholders (b)	$14,933	$15,184	$48,984	$40,196

Basic net income per common share (b)	$0.18	$0.20	$0.59	$0.57
Shares used to calculate basic net income per common share(b)	84,028	74,108	83,372	70,382
Diluted net income per common share (b)	$0.18	$0.20	$0.58	$0.56
Shares used to calculate diluted net income per common share(b)	84,688	74,865	83,807	71,156

Shares outstanding at end of period	84,236	81,785	84,236	81,785

(a) Stock-based compensation was allocated as follows:
Cost of revenues - services	$201	$381	$728	$775
Cost of revenues - products	20	-	20	-
Sales and marketing	1,421	2,135	4,120	5,528
Technology and development	1,202	2,664	3,713	5,263
General and administrative	6,748	4,775	20,623	16,540
Total stock-based compensation	$9,592	$9,955	$29,204	$28,106

(b) The Company computes earnings per share in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, which requires the allocation of net income between common stockholders and participating securities when computing earnings per share. ASC 260 has been retroactively applied to the company’s unaudited condensed consolidated statement of operations for the quarter and nine months ended September 30, 2008 and did not have a material impact on the calculation of basic or diluted net income per share applicable to common stockholders.

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Data
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization (OIBDA) (1)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating income	$32,674	$28,799	$113,192	$71,122
Depreciation	6,177	5,348	18,809	15,673
Amortization of intangible assets	9,013	4,966	26,252	9,824
Operating income before depreciation and amortization	47,864	39,113	158,253	96,619
Stock-based compensation	9,592	9,955	29,204	28,106
Restructuring charges	-	93	-	656
Adjusted operating income before depreciation and amortization	$57,456	$49,161	$187,457	$125,381

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
FTD:
Segment income from operations	$15,253	$8,184	$58,392	$8,184
Stock-based compensation	2,005	-	6,058	-
Segment adjusted operating income before depreciation and amortization	$17,258	$8,184	$64,450	$8,184

Classmates Media:
Segment income from operations	$16,998	$12,158	$43,276	$28,048
Stock-based compensation	3,451	3,435	10,881	10,006
Segment adjusted operating income before depreciation and amortization	$20,449	$15,593	$54,157	$38,054

Communications:
Segment income from operations	$15,613	$18,771	$56,585	$60,387
Stock-based compensation	4,136	6,520	12,265	18,100
Restructuring charges	-	93	-	656
Segment adjusted operating income before depreciation and amortization	$19,749	$25,384	$68,850	$79,143

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income	$16,155	$16,166	$52,475	$42,906
Income allocated to participating securities	(1,222)	(982)	(3,815)	(2,710)
Net income applicable to common stockholders	14,933	15,184	48,660	40,196

Add:
Stock-based compensation	9,592	9,955	29,204	28,106
Amortization of intangible assets	9,013	4,966	26,252	9,824
Restructuring charges	-	93	-	656
	33,538	30,198	104,116	78,782

Income tax effect of adjusting entries	(5,259)	(4,779)	(15,706)	(11,620)
Adjusted net income applicable to common stockholders	$28,279	$25,419	$88,410	$67,162

GAAP Earnings Per Share:
Basic net income per common share	$0.18	$0.20	$0.59	$0.57
Shares used to calculate basic net income per common share	84,028	74,108	83,372	70,382
Diluted net income per common share	$0.18	$0.20	$0.58	$0.56
Shares used to calculate diluted net income per common share	84,688	74,865	83,807	71,156

Adjusted Earnings Per Share:
Adjusted basic net income per common share	$0.34	$0.34	$1.06	$0.95
Shares used to calculate adjusted basic net income per common share	84,028	74,108	83,372	70,382
Adjusted diluted net income per common share(a)	$0.33	$0.34	$1.05	$0.94
Shares used to calculate adjusted diluted net income per common share (a)	84,878	74,985	84,075	71,161

(a) Includes the adjustment of shares used to calculate diluted net income per common share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$121,424	$104,514
Accounts receivable, net	52,288	58,901
Deferred tax assets, net	14,867	16,170
Property and equipment, net	60,501	61,822
Goodwill and intangible assets, net	762,906	779,584
Other assets	41,740	52,536
Total assets	$1,053,726	$1,073,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$55,230	$83,372
Accrued liabilities	39,011	43,148
Member redemption liability	24,890	25,976
Deferred revenue	80,862	83,261
Debt, net of discounts	374,011	413,477
Deferred tax liabilities, net	48,139	60,834
Other liabilities	19,541	19,342
Total liabilities	641,684	729,410

Stockholders' equity	412,042	344,117

Total liabilities and stockholders' equity	$1,053,726	$1,073,527

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,155	$16,166	$52,475	$42,906

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	24,782	20,269	74,265	53,603
Accretion of discounts and amortization of debt issue costs	1,061	447	3,883	447
Provision for doubtful accounts receivable	1,811	402	4,687	988
Deferred taxes and other	1,130	3,802	(4,089)	3,907
Tax benefits (shortfalls) from equity awards	(1,078)	161	(2,704)	386
Excess tax benefits from equity awards	(81)	(75)	(94)	(339)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(4,638)	2,779	2,211	4,066
Other assets	2,466	(1,700)	10,312	5,073
Accounts payable and accrued liabilities	(9,905)	(6,201)	(33,933)	(20,411)
Member redemption liability	74	(340)	(1,086)	1,787
Deferred revenue	(3,049)	1,629	(1,254)	9,916
Other liabilities	(507)	(1,848)	(398)	(1,748)
Net cash provided by operating activities	28,221	35,491	104,275	100,581

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,758)	(4,227)	(17,190)	(11,483)
Purchases of short-term investments	-	-	-	(120,378)
Proceeds from maturities of short-term investments	-	34,465	-	82,765
Proceeds from sales of short-term investments	-	91,841	-	106,364
Cash paid for acquisitions, net of cash acquired	-	(303,995)	-	(307,160)
Proceeds from sales of assets, net	-	16	14	45
Net cash used for investing activities	(4,758)	(181,900)	(17,176)	(249,847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loans and revolver	-	421,041	-	421,041
Payments on term loans and revolver	(9,452)	(302,280)	(42,930)	(302,280)
Payments on capital leases	-	(5)	-	(13)
Payments for debt issue costs	-	(249)	-	(249)
Proceeds from exercises of stock options	410	618	535	1,661
Proceeds from employee stock purchase plan	-	-	2,490	2,576
Repurchases of common stock	(1,843)	(1,257)	(5,217)	(8,381)
Payments for dividends	(9,203)	(14,857)	(27,118)	(44,326)
Excess tax benefits from equity awards	81	75	94	339
Net cash provided by (used for) financing activities	(20,007)	103,086	(72,146)	70,368

Effect of foreign currency exchange rate changes on cash and cash equivalents	546	(674)	1,957	(939)

Change in cash and cash equivalents	4,002	(43,997)	16,910	(79,837)
Cash and cash equivalents, beginning of period	117,422	113,667	104,514	149,507
Cash and cash equivalents, end of period	$121,424	$69,670	$121,424	$69,670

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$28,221	$35,491	$104,275	$100,581
Add (deduct):
Capital expenditures	(4,758)	(4,227)	(17,190)	(11,483)
Excess tax benefits from equity awards	81	75	94	339
Cash paid for restructuring charges	-	119	-	546
Free cash flow	$23,544	$31,458	$87,179	$89,983

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
FTD
Revenues:
Services	$28,535	$13,122	$93,690	$13,122
Products	77,869	35,158	305,723	35,158
Advertising	1,122	-	5,316	-
Total revenues	107,526	48,280	404,729	48,280

Operating expenses:
Cost of revenues	62,995	28,272	238,701	28,272
Sales and marketing	16,757	7,247	67,684	7,247
Technology and development	3,462	914	10,319	914
General and administrative	10,236	4,081	33,100	4,081
Amortization of intangible assets	6,698	2,719	19,891	2,719
Total operating expenses	100,148	43,233	369,695	43,233

Operating income	7,378	5,047	35,034	5,047

Depreciation	1,177	418	3,467	418
Amortization	6,698	2,719	19,891	2,719
Segment income from operations	15,253	8,184	58,392	8,184
Stock-based compensation	2,005	-	6,058	-
Segment adjusted operating income before depreciation and amortization	$17,258	$8,184	$64,450	$8,184

Classmates Media
Revenues:
Services	$38,283	$36,386	$115,222	$101,761
Advertising	20,399	22,360	60,088	65,882
Total revenues	58,682	58,746	175,310	167,643

Operating expenses:
Cost of revenues	9,416	11,407	30,206	33,158
Sales and marketing	19,229	21,576	58,318	62,207
Technology and development	6,299	6,102	21,148	17,028
General and administrative	9,288	9,679	30,074	33,529
Amortization of intangible assets	2,053	1,984	5,572	6,119
Total operating expenses	46,285	50,748	145,318	152,041

Operating income	12,397	7,998	29,992	15,602

Depreciation	2,548	2,176	7,712	6,327
Amortization	2,053	1,984	5,572	6,119
Segment income from operations	16,998	12,158	43,276	28,048
Stock-based compensation	3,451	3,435	10,881	10,006
Segment adjusted operating income before depreciation and amortization	$20,449	$15,593	$54,157	$38,054

Communications
Revenues:
Services	$42,050	$53,208	$135,757	$168,763
Advertising	8,629	8,923	27,047	28,555
Total revenues	50,679	62,131	162,804	197,318

Operating expenses:
Cost of revenues	12,187	15,165	38,608	48,083
Sales and marketing	10,805	13,553	31,612	45,512
Technology and development	5,939	7,967	18,170	22,464
General and administrative	8,587	9,336	25,460	29,144
Amortization of intangible assets	262	263	788	986
Restructuring charges	-	93	-	656
Total operating expenses	37,780	46,377	114,638	146,845

Operating income	12,899	15,754	48,166	50,473

Depreciation	2,452	2,754	7,630	8,928
Amortization	262	263	789	986
Segment income from operations	15,613	18,771	56,585	60,387
Stock-based compensation	4,136	6,520	12,265	18,100
Restructuring charges	-	93	-	656
Segment adjusted operating income before depreciation and amortization	$19,749	$25,384	$68,850	$79,143

Consolidated adjusted operating income before depreciation and amortization	$57,456	$49,161	$187,457	$125,381

Reconciliation of segment revenues to consolidated revenues:
FTD	$107,526	$48,280	$404,729	$48,280
Classmates Media	58,682	58,746	175,310	167,643
Communications	50,679	62,131	162,804	197,318
Intersegment eliminations	(681)	-	(2,201)	-
Consolidated revenues	$216,206	$169,157	$740,642	$413,241

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$100,148	$43,233	$369,695	$43,233
Classmates Media	46,285	50,748	145,318	152,041
Communications	37,780	46,377	114,638	146,845
Intersegment eliminations	(681)	-	(2,201)	-
Consolidated operating expenses	$183,532	$140,358	$627,450	$342,119

Reconciliation of segment income from operations to consolidated operating income:
FTD	$15,253	$8,184	$58,392	$8,184
Classmates Media	16,998	12,158	43,276	28,048
Communications	15,613	18,771	56,585	60,387
Total segment income from operations	47,864	39,113	158,253	96,619
Depreciation	(6,177)	(5,348)	(18,809)	(15,673)
Amortization of intangible assets	(9,013)	(4,966)	(26,252)	(9,824)
Consolidated operating income	$32,674	$28,799	$113,192	$71,122

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Consolidated:
Revenues (in thousands)	$216,206	$260,789	$263,647	$256,162	$169,157

FTD:
Basis of Presentation(b)					Combined
Revenues (in thousands)	$107,526	$149,216	$147,987	$133,685	$121,427
% of consolidated revenues	50%	57%	56%	52%	N/A

Consumer orders(5) (in thousands)	1,075	1,711	1,691	1,467	1,154
Average order value(5)	$61.29	$59.78	$57.70	$58.80	$64.37
Average foreign currency exchange rate: GBP to USD	1.64	1.55	1.43	1.56	1.90

Classmates Media:
Segment revenues (in thousands)	$58,682	$58,155	$58,473	$62,592	$58,746
% of consolidated revenues	27%	22%	22%	24%	35%

Pay accounts (in thousands)	4,785	4,621	4,563	4,319	4,087
Segment churn(c)	3.8%	4.3%	4.1%	4.4%	4.1%
ARPU(d)	$2.71	$2.81	$2.87	$2.98	$3.07
Segment active accounts (in millions)	16.9	16.4	16.8	16.0	15.5

Communications:
Segment revenues (in thousands)	$50,679	$54,147	$57,978	$60,120	$62,131
% of consolidated revenues	23%	21%	22%	23%	37%

Pay accounts (in thousands):
Access	1,118	1,203	1,316	1,388	1,468
Other	322	329	337	347	353
Total Communications pay accounts	1,440	1,532	1,653	1,735	1,821

Segment churn(c)	4.6%	4.9%	4.8%	4.3%	4.4%
ARPU(d)	$9.43	$9.55	$9.45	$9.31	$9.49
Segment active accounts (in millions)	2.3	2.4	2.6	2.7	2.8

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

(b) Combined quarterly results were calculated by adding historical results prior to the FTD acquisition (July 1, 2008 through August 25, 2008) to FTD's results following the acquisition (August 26, 2008 through September 30, 2008). The company has not verified the accuracy of the pre-acquisition historical results of FTD and makes no representations with respect to such information.

(c) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for the same period, divided by the number of months in that period.

(d) ARPU is calculated by dividing billable services revenues for a period by the average number of pay accounts for that period, divided by the number of months in that period.

CONTACT:
United Online, Inc.
Investors:
Erik Randerson, CFA
818-287-3350
investor@untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com